Exhibit 99.2

GEOPHARMA, INC.

PROXY

The undersigned shareholder of GeoPharma, Inc. (the “Company”) hereby appoints Kotha S. Sekharam and Carol Dore-Falcone and each of them as the attorney and proxy of the undersigned, with full power of substitution, to vote, as indicated herein, all the common shares of the Company standing in the name of the undersigned at the close of business on June 25, 2007, at the Special Meeting of the Shareholders of the Company to be held at the Company’s offices at 6950 Bryan Dairy Road, Largo Florida 33777, at 10:00 a.m., local time, on August 10 2007, and at any and all adjournments thereof, with all the powers the undersigned would possess if then and there personally present and especially (but without limiting the general authorization and power hereby given) to vote as indicated on the proposals, as more fully described in the Proxy Statement for the meeting.

Please mark boxes [*] or [X] in blue or black ink.

1. Proposal to approve the Agreement and Plan of Reorganization by and among GeoPharma, Inc., Florida Merger Subsidiary Corp. and Dynamic Health Products, Inc., (the “Merger Agreement”) including the issuance of shares of the common stock of GeoPharma, Inc. pursuant to the Merger Agreement.

[    ] For             [    ] Against             [    ] Abstain

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or adjournments thereof.

[    ] For             [    ] Against             [    ] Abstain

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS AND WILL BE VOTED FOR THE ABOVE PROPOSALS UNLESS OTHERWISE INDICATED. THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE, BUT IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR THE ABOVE PROPOSALS.

[Sign, date and return the Proxy Card promptly using the enclosed envelope.]

SIGNATURE(S) should be exactly as name or names appear on this Proxy. If stock is held jointly, each holder should sign. If signing is by attorney, executor, administrator, trustee or guardian, please give full title.

Dated: __________________________, 2007

Signature:

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